OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                      505 Park Avenue, New York, NY 10022
                                 (212) 753-200







                                            November 13, 2000






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

          Re:    LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                 REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 333-45548)
                 ---------------------------------------------------------------

Ladies and Gentlemen:

               Reference is made to the Registration Statement on Form S-1 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Lumenon Innovative Lightwave Technology, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 10,800,000 shares of Common Stock, $.001 par value, of the Company (the "Shares"), of which (i) 2,616,414 have been issued and (ii) 6,183,586 are issuable upon exercise of outstanding warrants issued in July 2000 (the "Warrants") and upon conversion of outstanding convertible notes issued in July 2000 (the "Notes").

               We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, and such other documents, instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.


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Securities and Exchange Commission
November 13, 2000
Page -2-


               Based upon the foregoing, we are of the opinion that the Shares have been, or when issued and paid for in accordance with the terms of the Notes and Warrants, as the case may be, will be, duly and validly issued, fully paid and non-assessable.

               We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

               We consent to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                      Very truly yours,

                      /s/  Olshan Grundman Frome Rosenzweig & Wolosky LLP

                      OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP